Gibraltar Announces Third Quarter 2021 Financial Results

Q3 Revenue Increased 25% - 4% Organic and 21% from Acquisitions
GAAP EPS of $0.84; Adjusted EPS of $0.91
Order Backlog Increases 10% to $385M, Driven by Renewables
2021 Outlook Adjusted for Amplified Inflation and Supply Chain Challenges

Buffalo, New York, October 27, 2021 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three-month period ended September 30, 2021.

“Our team executed well and delivered solid results despite significant acceleration of inflation and supply chain disruption that exceeded our expectations going into the quarter,” President and Chief Executive Officer Bill Bosway stated. “We continued to drive growth through price management, participation gains, and steady end market demand, and our backlog of $385 million increased 10% on a proforma basis. We focused on optimizing operating profit dollars while navigating margin performance through higher input costs, the timing and alignment of additional price increases with our higher input costs, and project schedule disruptions in our Renewables and Agtech businesses related to industry-specific supply dynamics. We remain confident that margins will begin to improve once inflation moderates and expand further as supply chain disruptions become less impactful. Given strong fundamental demand drivers in our end markets, we expect today’s environment to have minimal impact on the long-term outlook for our portfolio businesses.”
Third Quarter 2021 Consolidated Results from Continuing Operations
Below are third quarter 2021 consolidated results from continuing operations:

	Three Months Ended September 30,
$Millions, except EPS	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$369.4	$296.8	24.5%	$369.4	$296.8	24.5%
Net Income	$27.9	$31.3	-10.9%	$30.2	$32.3	-6.5%
Diluted EPS	$0.84	$0.95	-11.6%	$0.91	$0.98	-7.1%

Net sales from continuing operations increased 24.5% to $369.4 million, with organic growth contributing 3.9% and recent acquisitions 20.6%. Organic growth was driven by pricing, end market demand in Renewables and Infrastructure and participation gains primarily in Residential.
GAAP earnings decreased 10.9% to $27.9 million, or $0.84 per share, and adjusted earnings decreased 6.5% to $30.2 million, or $0.91 per share, as materials and transportation inflation curves steepened more sharply and supply chain became more difficult during the third quarter across the businesses, partially offset by price increases, 80/20 and lean productivity initiatives, the TerraSmart acquisition, and margin expansion in the legacy Renewables business. Adjusted measures remove charges for restructuring initiatives, acquisition-related items, and senior leadership transition costs, as further described in the appended reconciliation of adjusted financial measures.

Third Quarter Segment Results

Renewables
For the third quarter, the Renewables segment reported:

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$130.2	$70.2	85.5%	$130.2	$70.2	85.5%
Operating Income	$12.2	$9.1	34.1%	$14.8	$9.1	62.6%
Operating Margin	9.4%	12.9%	(350) bps	11.4%	12.9%	(150) bps

The solar industry continued to experience regulatory, geo-political, inflation, panel supply, and project management headwinds during the quarter. Despite these challenges, revenue increased 85.5% including revenue from the acquisition of TerraSmart. On a pro forma basis, revenue increased a robust 19.0% with growth in both the legacy and TerraSmart businesses. Customer bookings reflected good order strength across all product lines – fixed tilt, tracker, canopy, and eBos – and grew 30.4%, helping increase backlog to a record $184 million, up 80% over last year. On a proforma basis, backlog increased 15%.

Adjusted operating income increased 62.6% and operating margins contracted 160 basis points. The legacy business delivered adjusted operating margin improvement from last year, driven by 80/20 productivity, lean enterprise quote-to-cash initiatives, price/cost management, and product and business mix benefits. TerraSmart margin expanded less than expected but accelerated sequentially. Margin was impacted by project management and field operations inefficiencies amplified by supply chain inconsistencies for solar panels and other key components plaguing the industry. The integration of TerraSmart remains on track with organization, process development, information systems, supply chain, and in-sourcing activities gaining momentum per plan.

Residential
For the third quarter, the Residential segment reported:

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$171.5	$151.7	13.1%	$171.5	$151.7	13.1%
Operating Income	$29.5	$32.5	(9.2%)	$29.6	$32.6	(9.2%)
Operating Margin	17.2%	21.4%	(420) bps	17.2%	21.5%	(430) bps

Revenue increased 13.1%, marking the fifth consecutive quarter of double-digit growth. Of total growth, 8.7% was organic and 4.4% was delivered by Architectural Mailboxes. Revenue was driven by additional price actions, recent weather-related repair demand, and participation gains. Architectural Mailboxes, acquired in 2020, continued to deliver revenue growth as expected.
Adjusted operating income was down $3.0 million or 9.2%. Adjusted operating margin of 17.2% improved 60 basis points sequentially. Current period margins were negatively impacted by continued and accelerating material cost inflation and supply chain disruptions. Gibraltar implemented additional price increases, and also executed key 80/20 in-sourcing initiatives to mitigate cost and delivery risks associated with imported product. The sequential margin improvement indicates key operating actions are beginning to positively impact margin performance.

Agtech
For the third quarter, the Agtech segment reported:

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$49.0	$58.0	-15.5%	$49.0	$58.0	-15.5%
Operating Income	$2.2	$5.1	-56.9%	$2.5	$5.9	-57.6%
Operating Margin	4.5%	8.8%	(430) bps	5.1%	10.1%	(500) bps

Revenue decreased 15.5%, impacted by delays in produce project schedules due to imported glass for roofing systems being held for extended time in both international and U.S. ports and project delays related to state licensing and permit approvals in our cannabis businesses. Despite the above headwinds, the commercial greenhouse business delivered sequential growth on strong demand. Order backlog continues to improve and is up 22% year-to-date, with new orders increasing 44% sequentially. The pipeline of expected new orders in all three businesses – Produce, Cannabis, and Commercial – remains strong and is expected to support momentum into the fourth quarter and 2022.
Adjusted operating margin improved 90 basis points sequentially despite overall lower sequential sales and the acceleration of both inflation and supply chain disruption in the quarter. Margin performance improvement was driven by sequential expansion in the commercial greenhouse business, 80/20 productivity and lean enterprise initiatives to effectively scale the business. Management continues to expect these benefits to accelerate sequential margin improvement through the remainder of the year.

Infrastructure
For the third quarter, the Infrastructure segment reported:

	Three Months Ended September 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$18.7	$16.8	11.3%	$18.7	$16.8	11.3%
Operating Income	$1.6	$2.3	-30.4%	$1.6	$2.3	-30.4%
Operating Margin	8.8%	13.6%	(480) bps	8.8%	13.6%	(480) bps

Revenue increased 11.3% with improving demand for both fabricated and non-fabricated products and improving State D.O.T. and project funding driven by the overall economic recovery. Non-fabricated demand was somewhat muted by raw material supply constraints caused by Hurricane Ida damage to the industry’s key suppliers. Backlog at quarter-end increased to $49 million, up 29%, with new customer orders up 65.6% during the quarter, reflecting strength across the business and end markets.
Adjusted operating margin declined to 8.8% due to product line mix, rubber supply issues, production inefficiencies related to production capacity expansion, and price / cost alignment.

Business Outlook
Given year-to-date results and the ongoing dynamics surrounding today’s business environment, Gibraltar is adjusting its full year guidance as follows: consolidated revenue is expected to range between $1.31 billion and $1.35 billion; GAAP EPS from continuing operations is now expected to range from $2.45 and $2.56 compared to $2.53 in 2020; adjusted EPS from continuing operations is expected to range between $2.95 and $3.06 compared to $2.73 in 2020. With these adjustments, the Company anticipates full year revenue growth in the range of 27% - 31% and adjusted EPS growth of 8% - 12%. The new EPS range assumes today’s current cost environment and supply chain disruption (material, labor, transportation) remain elevated throughout the fourth quarter as well as incremental costs and potential labor and productivity impacts associated with administering upcoming COVID mandates. GAAP EPS from continuing operations and adjusted EPS from continuing operations for the fourth quarter is expected to range between $0.48 and $0.60, and $0.71 and $0.82 respectively, compared to $0.53 and $0.59, respectively, in fourth quarter 2020, with adjusted EPS growth reflecting a 21-39% increase driven by strong demand, some moderation in inflation and the benefits of pricing actions already taken.
Mr. Bosway commented, “Demand continues to be good across our business, and our EPS guidance revision reflects the effects of the current environment. We remain well positioned with strong backlog, increasing customer orders, a healthy balance sheet, and a continued focus on daily execution, acquisition integrations, and further strengthening our operating systems.”
Third Quarter 2021 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2021. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com or dial into the call at (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with 80/20 simplification initiatives, senior leadership transition costs, acquisition related costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Sales	$369,353	$296,792	$1,005,334	$767,377
Cost of sales	286,101	218,297	781,133	573,460
Gross profit	83,252	78,495	224,201	193,917
Selling, general, and administrative expense	45,274	37,552	141,999	109,449
Income from operations	37,978	40,943	82,202	84,468
Interest expense	491	217	1,180	483
Other expense (income)	72	(48)	(4,279)	(1,422)
Income before taxes	37,415	40,774	85,301	85,407
Provision for income taxes	9,561	9,440	20,578	19,714
Income from continuing operations	27,854	31,334	64,723	65,693
Discontinued operations:
(Loss) income before taxes	(201)	2,814	1,867	9,390
Provision for income taxes	97	388	323	1,972
(Loss) income from discontinued operations	(298)	2,426	1,544	7,418
Net income	$27,556	$33,760	$66,267	$73,111
Net earnings per share – Basic:
Income from continuing operations	$0.85	$0.96	$1.97	$2.01
(Loss) income from discontinued operations	(0.01)	0.07	0.05	0.23
Net income	$0.84	$1.03	$2.02	$2.24
Weighted average shares outstanding -- Basic	32,802	32,635	32,791	32,606
Net earnings per share – Diluted:
Income from continuing operations	$0.84	$0.95	$1.96	$2.00
(Loss) income from discontinued operations	(0.01)	0.07	0.05	0.22
Net income	$0.83	$1.02	$2.01	$2.22
Weighted average shares outstanding -- Diluted	33,050	32,969	33,055	32,902

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,934	$32,054
Accounts receivable, net of allowance of $5,799 and $3,529, respectively	260,624	197,990
Inventories, net	156,494	98,307
Prepaid expenses and other current assets	20,592	19,671
Assets of discontinued operations	—	77,438
Total current assets	451,644	425,460
Property, plant, and equipment, net	96,263	89,562
Operating lease assets	19,858	25,229
Goodwill	508,660	514,279
Acquired intangibles	154,655	156,365
Other assets	1,135	1,599
	$1,232,215	$1,212,494
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$165,940	$134,738
Accrued expenses	71,663	83,505
Billings in excess of cost	42,133	34,702
Liabilities of discontinued operations	—	49,295
Total current liabilities	279,736	302,240
Long-term debt	59,695	85,636
Deferred income taxes	37,000	39,057
Non-current operating lease liabilities	12,837	17,730
Other non-current liabilities	28,263	24,026
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; 100,000 shares and 50,000 shares authorized at September 30, 2021 and December 31, 2020, respectively; 33,782 shares and 33,568 shares issued and outstanding in 2021 and 2020	338	336
Additional paid-in capital	312,658	304,870
Retained earnings	536,210	469,943
Accumulated other comprehensive income (loss)	522	(2,461)
Cost of 1,102 and 1,028 common shares held in treasury in 2021 and 2020	(35,044)	(28,883)
Total stockholders’ equity	814,684	743,805
	$1,232,215	$1,212,494

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net income	$66,267	$73,111
Income from discontinued operations	1,544	7,418
Income from continuing operations	64,723	65,693
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	23,958	15,749
Stock compensation expense	6,769	6,151
Gain on sale of business	—	(1,881)
Exit activity costs, non-cash	1,193	505
(Benefit of) provision for deferred income taxes	(689)	680
Other, net	1,274	763
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(65,297)	(40,883)
Inventories	(65,906)	2,007
Other current assets and other assets	(316)	6,055
Accounts payable	32,029	12,856
Accrued expenses and other non-current liabilities	(12,261)	(22,379)
Net cash (used in) provided by operating activities of continuing operations	(14,523)	45,316
Net cash (used in) provided by operating activities of discontinued operations	(2,002)	10,878
Net cash (used in) provided by operating activities	(16,525)	56,194
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	4,143	(54,385)
Net proceeds from sale of property and equipment	61	1,355
Purchases of property, plant, and equipment	(13,312)	(7,893)
Net proceeds from sale of business	38,062	723
Net cash provided by (used in) investing activities of continuing operations	28,954	(60,200)
Net cash used in investing activities of discontinued operations	(176)	(952)
Net cash provided by (used in) investing activities	28,778	(61,152)
Cash Flows from Financing Activities
Proceeds from long-term debt	58,500	—
Long-term debt payments	(83,636)	—
Purchase of common stock at market prices	(6,161)	(6,408)
Net proceeds from issuance of common stock	1,021	377
Net cash used in financing activities	(30,276)	(6,031)
Effect of exchange rate changes on cash	(97)	(558)
Net decrease in cash and cash equivalents	(18,120)	(11,547)
Cash and cash equivalents at beginning of year	32,054	191,363
Cash and cash equivalents at end of period	$13,934	$179,816

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,2021
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$130,162	$—	$—	$—	$130,162
Residential	171,545	—	—	—	171,545
Agtech	48,975	—	—	—	48,975
Infrastructure	18,671	—	—	—	18,671
Consolidated sales	369,353	—	—	—	369,353

Income from operations
Renewables	12,206	131	392	2,064	14,793
Residential	29,482	83	—	—	29,565
Agtech	2,227	293	—	—	2,520
Infrastructure	1,640	—	—	—	1,640
Segments Income	45,555	507	392	2,064	48,518
Unallocated corporate expense	(7,577)	37	4	53	(7,483)
Consolidated income from operations	37,978	544	396	2,117	41,035

Interest expense	491	—	—	—	491
Other expense	72	—	—	—	72
Income before income taxes	37,415	544	396	2,117	40,472
Provision for income taxes	9,561	117	81	515	10,274
Income from continuing operations	$27,854	$427	$315	$1,602	$30,198
Income from continuing operations per share - diluted	$0.84	$0.01	$0.01	$0.05	$0.91

Operating margin
Renewables	9.4%	0.1%	0.3%	1.6%	11.4%
Residential	17.2%	—%	—%	—%	17.2%
Agtech	4.5%	0.6%	—%	—%	5.1%
Infrastructure	8.8%	—%	—%	—%	8.8%
Segments Margin	12.3%	0.1%	0.1%	0.5%	13.1%
Consolidated	10.3%	0.1%	0.1%	0.5%	11.1%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2020
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Costs	Adjusted Financial Measures
Net Sales
Renewables	$70,246	$—	$—	$70,246
Residential	151,718	—	—	151,718
Agtech	58,012	—	—	58,012
Infrastructure	16,816	—	—	16,816
Consolidated sales	296,792	—	—	296,792

Income from operations
Renewables	9,070	(3)	—	9,067
Residential	32,454	186	—	32,640
Agtech	5,125	175	572	5,872
Infrastructure	2,283	—	—	2,283
Segments Income	48,932	358	572	49,862
Unallocated corporate expense	(7,989)	187	16	(7,786)
Consolidated income from operations	40,943	545	588	42,076

Interest expense	217	—	—	217
Other income	(48)	—	—	(48)
Income before income taxes	40,774	545	588	41,907
Provision for income taxes	9,440	67	135	9,642
Income from continuing operations	$31,334	$478	$453	$32,265
Income from continuing operations per share - diluted	$0.95	$0.02	$0.01	$0.98

Operating margin
Renewables	12.9%	—%	—%	12.9%
Residential	21.4%	0.1%	—%	21.5%
Agtech	8.8%	0.3%	1.0%	10.1%
Infrastructure	13.6%	—%	—%	13.6%
Segments Margin	16.5%	0.1%	0.2%	16.8%
Consolidated	13.8%	0.2%	0.2%	14.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2021
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$323,425	$—	$—	$—	$323,425
Residential	475,971	—	—	—	475,971
Agtech	149,410	—	—	—	149,410
Infrastructure	56,528	—	—	—	56,528
Consolidated sales	1,005,334	—	—	—	1,005,334

Income from operations
Renewables	21,195	5,888	392	5,822	33,297
Residential	79,571	177	—	—	79,748
Agtech	4,133	1,784	—	—	5,917
Infrastructure	7,863	—	—	—	7,863
Segments Income	112,762	7,849	392	5,822	126,825
Unallocated corporate expense	(30,560)	96	1,311	968	(28,185)
Consolidated income from operations	82,202	7,945	1,703	6,790	98,640

Interest expense	1,180	—	—	—	1,180
Other (income) expense	(4,279)	—	—	4,747	468
Income before income taxes	85,301	7,945	1,703	2,043	96,992
Provision for income taxes	20,578	1,997	392	73	23,040
Income from continuing operations	$64,723	$5,948	$1,311	$1,970	$73,952
Income from continuing operations per share - diluted	$1.96	$0.18	$0.04	$0.06	$2.24

Operating margin
Renewables	6.6%	1.8%	0.1%	1.8%	10.3%
Residential	16.7%	—%	—%	—%	16.8%
Agtech	2.8%	1.2%	—%	—%	4.0%
Infrastructure	13.9%	—%	—%	—%	13.9%
Segments Margin	11.2%	0.8%	—%	0.6%	12.6%
Consolidated	8.2%	0.8%	0.2%	0.7%	9.8%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2020
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Costs	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Renewables	$173,459	$—	$—	$—	$173,459
Residential	394,609	—	—	—	394,609
Agtech	149,555	—	—	—	149,555
Infrastructure	49,754	—	—	—	49,754
Consolidated sales	767,377	—	—	—	767,377

Income from operations
Renewables	21,851	15	—	—	21,866
Residential	74,143	670	—	—	74,813
Agtech	7,231	563	2,745	—	10,539
Infrastructure	6,660	—	—	—	6,660
Segments Income	109,885	1,248	2,745	—	113,878
Unallocated corporate expense	(25,417)	2,628	325	—	(22,464)
Consolidated income from operations	84,468	3,876	3,070	—	91,414

Interest expense	483	—	—	—	483
Other (income) expense	(1,422)	—	—	1,881	459
Income before income taxes	85,407	3,876	3,070	(1,881)	90,472
Provision for income taxes	19,714	296	725	(469)	20,266
Income from continuing operations	$65,693	$3,580	$2,345	$(1,412)	$70,206
Income from continuing operations per share - diluted	$2.00	$0.10	$0.07	$(0.04)	$2.13

Operating margin
Renewables	12.6%	—%	—%	—%	12.6%
Residential	18.8%	0.2%	—%	—%	19.0%
Agtech	4.8%	0.4%	1.8%	—%	7.0%
Infrastructure	13.4%	—%	—%	—%	13.4%
Segments Margin	14.3%	0.2%	0.4%	—%	14.8%
Consolidated	11.0%	0.5%	0.4%	—%	11.9%